UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 9, 2003

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor Michigan	48106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 9, 2003, Aastrom entered into a strategic alliance with the Musculoskeletal Transplant Foundation (“MTF”) to jointly develop and commercialize innovative treatments for the regeneration of tissues such as bone and cartilage. On June 10, 2003, Aastrom and MTF issued a joint press release about this strategic alliance. The press release is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

Exhibit
No.	Description

99.1	Press Release of June 10, 2003 relating to strategic alliance with Musculoskeletal Transplant Foundation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: June 10, 2003	By:	/s/ Alan M. Wright

Senior Vice President, Administrative and Financial Operations, CFO

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of June 10, 2003 relating to strategic alliance with Musculoskeletal Transplant Foundation